Exhibit 10.8

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS AGREEMENT made as of September 1, 2013, by and between Specialty Claims Management, LLC, a New Jersey limited liability company, (“SCM”) Innova Claims Management, LLC, a Delaware limited liability company (“Innova” and together with SCM, “Assignor”) and AmTrust North America, Inc., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, SCM entered into that certain Lease Agreement dated February 23, 2009 (as may have been amended the “Lease”) between SCM (as “Tenant”) and 333 Meadowlands Venture, LLC (as “Landlord”) for office space in the Building known and located at 333 Meadowlands Parkway, Secaucus, NJ (the “Premises”) as more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Lease Information Schedule”). All capitalized terms not defined herein shall have the meanings given them in the Lease Information Schedule;

WHEREAS, Landlord consented to an Assignment and Assumption of Lease between SCM and Innova on June 30, 2010, referenced in Exhibit “B” and attached hereto;

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s future rights and obligations as Tenant under the Lease.

WHEREAS, in accordance with the Lease, this Agreement is subject to receiving Landlord’s written consent to the Assignment and Assumption of the Lease;

NOW, THEREFORE, in consideration of $1.00 paid by each of the parties hereto to the other and other good and valuable consideration, the receipt and sufficiency of which both parties do hereby acknowledge, Assignor and Assignee agree as follows:

1.      Assignor hereby assigns to Assignee, effective as of the date hereof (hereinafter the “Effective Date”), all of Assignor’s rights, title and interest in and to the Lease together with the leasehold estate thereof and all rights and interests of Assignor in and to the Premises.

2.      Assignor, for itself and its successors and assigns, covenants and represents to Assignee and agrees:

Assignor will indemnify and hold Assignee harmless from, and defend Assignee against, any and all liability, claims, demands, actions, causes of action, damages, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of any kind or nature whatsoever that Assignee may sustain by reason of Assignor’s breach or non-fulfillment (whether by action of inaction), prior to the Effective Date, of any covenant or obligation under the Lease or this Agreement on its part to be performed; and

3.      Assignee, for itself and its successors and assigns, covenants and represents to Assignor and agrees as follows:

(a) On and after the Effective Date, Assignee shall assume and hereby agrees promptly and faithfully to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation of the tenant under the Lease which shall accrue and be due with respect to the Premises from and after the Effective Date; and

(b) Assignee will indemnify and hold Assignor harmless from, and defend Assignor against, any and all liability, claims, demands, actions, causes of action, damages, losses, cost and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of any kind or nature whatsoever that Assignor may sustain by reason of Assignee’s breach or non-fulfillment (whether by action or inaction), on and after the Effective Date, of any covenant or obligation under the Lease and this Agreement on its part to be performed; and

(c) Any Assignment of the Lease by Assignee will not, as between Assignor and Assignee, release Assignee from any of its obligations to Assignor pursuant to this Agreement.

4.      For the avoidance of doubt, the parties hereby agree that, to the extent Assignee has reimbursed Assignor for the amount of the Security Deposit (as defined in the Lease), Assignee shall be entitled to receive the Security Deposit when payable by Landlord to Tenant pursuant to the terms of the Lease.

5.      This Agreement shall be binding on Assignee and its successors and permitted assigns and on Assignor and its successors and permitted assigns.

6.      This Agreement shall not be changed except by written instrument signed by Assignor and Assignee.

7.      This Agreement shall be governed by and interpreted in accordance with the laws of the New Jersey without regard to the laws of such state pertaining to conflicts of the law.

8.      This Agreement may be executed in one or more counterparts each of which, when so executed and delivered, shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of Assignor and Assignee as of the date first above written.

ASSIGNOR:

Innova Claims Management, LLC a Delaware Corporation

By:	/s/ Michael Fitzgerald
Name:	Michael Fitzgerald
Title:	Manager

a	Corporation

ASSIGNEE:

AmTrust North America, Inc. a Delaware, Corporation

By:	/s/ Stephen Unger
Name:	Stephen Unger
Title:	Secretary